SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2015

REVE TECHNOLOGIES, INC.
(Exact name of Company as specified in its charter)

Nevada	000-54497	27-2571663
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
300 S El Camino Real San Clemente, California 92672
(Address of principal executive offices)
Phone: (714) 907-1241
(Company’s Telephone Number)
17011 Beach Boulevard, Suite 900 Huntington Beach, California 92647
(Registrant’s Previous Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02           UNREGISTERED SALES OF EQUITY SECURITIES

Issuances from Convertible Promissory Notes

During the period commencing November 23, 2015 through January 14, 2016, the Company issued approximately 399,514,779 common shares to reduce debt on certain convertible promissory notes. The issued and outstanding common shares of the Company, at the beginning of the period commencing November 23, 2015, was approximately 371,887,192 shares, and for the period ending January 14, 2016 the issued and outstanding common shares of the Company was approximately 771,401,971.

Exemption from Registration

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 5.03           AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 29, 2015, the Board of Directors of Reve Technologies, Inc. (the “Company”) approved by its consent to amend the Company’s Articles of Incorporation to increase the authorized capital stock which become effective December 28, 2015. Consenting shareholders owning a majority of the Company’s Common and Preferred Stock on November 29, 2015 approved for the filing of amendment to the Articles of Incorporation, to facilitate and insure compliance with various agreements and reserve requirements.

As a result of this filing, the Company’s Articles of Incorporation were amended to increase the total authorized capital stock from 1,000,000,000 shares to 5,000,000,000 shares consisting of (i) 4,990,000,000 shares of voting common stock, $0.001 par value per share, and (ii) 10,000,000 shares of preferred stock, $0.001 par value per shares, which remains unchanged. The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority herby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences, and other rights and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

A copy of the Certificate of Amendment to Articles of Incorporation are filed herewith as Exhibit 3.1.

Item 8.01           OTHER EVENTS

The Company from November 2015 to January 14, 2016 has initially secured approximately $28,100.01 from issuance of discounted convertible debentures, demand notes, and other borrowings from accredited, sophisticated and or institutional investor sources.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.
Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of Reve Technologies, Inc., filed December 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reve Technologies, Inc.

Date: January 14, 2016	By:	/s/ Dennis R. Alexander
Dennis R. Alexander
CEO